                  --------------------------------------
                   MERRY LAND & INVESTMENT COMPANY, INC.
                  --------------------------------------
               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                    Beneficial Owner Authorization Card

TO:     Merry Land & Investment Company, Inc.
        c/o First Union National Bank of North Carolina
        Shareholder Services Group
        Dividend Reinvestment Area
        230 South Tryon
        Charlotte, NC  28288-1154
        PHONE:    800-829-8432
        FAX:      704-374-6987

RE:     Merry Land & Investment Company, Inc.
        Dividend Reinvestment and Stock Purchase Plan
        Plan Account Number _____________________
        (To be completed by existing Plan participants only)


DATE:


The undersigned shareholder of Merry Land & Investment Company, Inc. (the "Company") desires to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") on behalf of the beneficial owners of the shares of common stock and preferred stock of the Company registered in the name of the undersigned (the "Beneficial Owners") and hereby authorizes First Union National Bank of North Carolina to invest all cash dividends payable to the undersigned and the optional cash payments made by the undersigned on behalf of the Beneficial Owners pursuant to this Authorization Card in additional shares of the Company's Common Stock in accordance with the terms and conditions of the Plan and this Authorization Card.

In connection with such participation the undersigned hereby represents and warrants to and agrees with the Company as follows:

Participation
- -------------

   1) All of the below designated shares of common stock and preferred stock registered in the name of the undersigned are beneficially owned by the Beneficial Owners. The Beneficial Owners' names, tax identification numbers and number of shares participating are set forth on Schedule "A".

   2) The undersigned's participation in the Plan is subject to the terms and conditions of the Plan as it may from time to time be amended.

Optional Cash Payments
- ----------------------

   1) The undersigned will execute a Beneficial Owner Authorization Card each time the undersigned desires to make optional cash payments under the Plan on behalf of Beneficial Owners.

   2) The amount of optional cash payments submitted with this Beneficial Owner Authorization Card is set forth on Schedule "A".



                         ______________________________
                             (Name of Shareholder)


                   By:   ______________________________
                             (Authorized Signature)



              Address:   ______________________________

                         ______________________________

                         ______________________________

            Telephone:   ______________________________

                                SCHEDULE "A"
                                ------------

Participation
- -------------

The Beneficial Owners referred to on the Beneficial Owner Authorization Card are as follows:

                                      No. of Shares of   No. of Shares of
                                       Common Stock to  Preferred Stock to
                                        Participate in    Participate in
       Name            Tax ID No.          the Plan         the Plan
- --------------------------------------------------------------------------

_________________  _________________  _________________ __________________

_________________  _________________  _________________ __________________

_________________  _________________  _________________ __________________

_________________  _________________  _________________ __________________

Optional Cash Payment
- ---------------------

An optional cash payment (may not exceed $5,000 per quarter per Beneficial Owner) in the total amount of $__________________________ is submitted in the form of a (check) (money order) (bank transfer) to be allocated as follows:

          Name                   Tax ID No.              Dollar Amount
- --------------------------------------------------------------------------

________________________ ________________________ ________________________

________________________ ________________________ ________________________

________________________ ________________________ ________________________



Date:
- ----------------------------------         ---------------------------------
                                                  (Name of Shareholder)



                                       By: ---------------------------------
                                                  (Authorized Signature)